Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Krista Todd, Sr. Director, External Communications — USA (510) 713-5834

Ben Starkie, Corporate Communications — Europe +41-(0) 79-292-3499

Logitech Raises Profitability Outlook for Fiscal Year 2015
Following Strong Q1 Results

Company Reports Sales Growth, Improved Profitability and Increased Cash Flow

NEWARK, Calif. — July 23, 2014 and LAUSANNE, Switzerland, July 24, 2014 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced preliminary unaudited and unreviewed financial results for the first quarter of Fiscal Year 2015.

•                  Q1 sales were $484 million, up 1 percent over the prior year, with retail sales up 3 percent.

•                  Q1 GAAP operating income was $25 million, with GAAP earnings per share (EPS) of $0.13, compared to $0.01 in the same quarter a year ago.

•                  Q1 non-GAAP operating income was $44 million, with non-GAAP EPS of $0.23, compared to $0.07 a year ago.

•                  Q1 cash flow from operations was approximately $28 million.

“We have started the new fiscal year with a strong Q1 performance, delivering sales growth, year-over-year improvement in profitability and improved cash generation,” said Bracken Darrell, Logitech president and chief executive officer. “Q1 sales in our Growth category — which includes PC Gaming, Tablet and Other Accessories, and Mobile Speakers — were up 17 percent, with Mobile Speakers sales more than doubling over last year. As planned, our cost reduction actions continue to drive increased operating leverage. As we proceed through Fiscal Year 2015, we will continue to focus both on accelerating sales growth and on achieving our improved outlook for profitability.”

Outlook

For Fiscal Year 2015, Logitech confirmed its outlook of $2.16 billion in sales and raised its outlook for non-GAAP operating income from $145 million to approximately $170 million.

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com, in the Calendar section.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the preliminary results for Q1 FY 2015 on July 24, 2014 at 8:30 a.m. Eastern Daylight Time and 14:30 Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

Update on Audit Committee Investigation

As previously disclosed, Logitech’s Audit Committee, with the assistance of independent advisors, is conducting an independent investigation of certain accounting matters related to the Company’s previously issued financial statements. Related to the Audit Committee’s investigation, the Company is performing additional work associated with its Fiscal Year 2014 Annual Report on Form 10-K, which might result in adjustments to the previously issued financial statements. The Audit Committee has not reached any conclusion because the investigation is ongoing.

In addition, preliminary financial information for the first quarter of Fiscal Year 2015 was compiled by the Company and has not yet been reviewed by the Company’s independent registered public accounting firm. The financial information for the first quarter of Fiscal Year 2015 may be subject to adjustment. This depends on the outcome of the Audit Committee’s investigation as well as changes in reserves and estimates resulting from subsequent events and other information available through the filing date of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Accordingly, the preliminary results for the first quarter of Fiscal Year 2015 and the results for the corresponding period of Fiscal Year 2014 contained in this press release may be subject to potentially material adjustment. Until the investigation and related additional work are complete, Logitech will be unable to file its Annual Report on Form 10-K for the year ended March 31, 2014 and also expects to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Complete financial information for the first quarter of Fiscal Year 2015, including balance sheet and cash flow statement, will be provided when the Company files its Quarterly Report on Form 10-Q.

Also related to the investigation, Logitech has asked the SIX Swiss Exchange for an extension to the July 31, 2014 filing deadline for the Company’s annual report, and the Company expects to postpone the Annual General Meeting, which would have been held in September 2014.

Logitech continues to devote significant resources to complete and file all required periodic reports with the SEC and SIX Swiss Exchange as soon as possible following completion of the investigation.

Use of Non-GAAP Financial Information

To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), other restructuring-related charges, investment impairment (recovery), benefit from (provision for) income taxes and other items detailed under “Supplemental Financial Information” after the tables below. Logitech believes this information will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amount has been provided for Fiscal Year 2015.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the Company’s preliminary first quarter financial results, the Company’s ability to increase operating leverage, accelerate sales growth and achieve its outlook for profitability, as well as Fiscal Year 2015 revenue and operating income. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: the results of the Audit Committee’s investigation and the completion of the additional work related to the Company’s Fiscal Year 2014 Annual Report on Form 10-K; any adjustments resulting from the review of the preliminary financial results for the first quarter of Fiscal Year 2015 by the Company’s independent auditors or from the review of subsequent events, including reserves and estimates, through the dates of filing the Fiscal Year 2014 Annual Report on Form 10-K and the Fiscal Year 2015 First Quarter Quarterly Report on Form 10-Q; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates; the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 and our Amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2013, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.

The following financial statements and supplemental information may be subject to potentially material adjustment.

(In thousands, except per share amounts) -Unaudited

	Three Months Ended
	June 30,
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS	2014 (1) (2)	2013 (1)

Net sales	$483,722	$477,924
Cost of goods sold	299,565	309,569
Gross profit	184,157	168,355
% of net sales	38.1%	35.2%

Operating expenses:
Marketing and selling	90,955	100,635
Research and development	31,081	36,191
General and administrative	36,654	29,148
Restructuring charges, net	—	2,334
Total operating expenses	158,690	168,308

Operating income	25,467	47

Interest income (expense), net	258	(23)
Other income (expense), net	(223)	217

Income before income taxes	25,502	241
Provision for (benefit from) income taxes	3,470	(802)

Net income	$22,032	$1,043

Net income per share:
Basic	$0.14	$0.01
Diluted	$0.13	$0.01
Shares used to compute net income per share :
Basic	163,012	159,298
Diluted	165,833	160,281

LOGITECH INTERNATIONAL S.A.

The following financial statements and supplemental information may be subject to potentially material adjustment.

(In thousands, except per share amounts) - Unaudited

NET RETAIL SALES BY PRODUCT CATEGORY

	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2014 (1) (2)	2013 (1)

Net retail sales by product category (*):
PC Gaming	$46,892	$40,213
Tablet & Other Accessories	32,808	38,559
Mobile Speakers	28,942	13,867
Growth	108,642	92,639
Pointing Devices	113,245	114,651
PC Keyboards & Desktops	106,100	98,013
Audio-PC &Wearables	49,653	55,538
Video	34,050	30,940
Remotes	12,431	14,574
Profit Maximization	315,479	313,716
Other	1,299	6,882
Non-Strategic	1,299	6,882
Total net retail sales	$425,420	$413,237

Net sales by channel:
Retail	$425,420	$413,237
OEM	32,545	34,513
Video conferencing	25,757	30,174
Total net sales	$483,722	$477,924

*                 Certain products within the retail product categories as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

LOGITECH INTERNATIONAL S.A.

The following financial statements and supplemental information may be subject to potentially material adjustment. Please see notes below the tables.

(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A):

	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2014 (1) (2)	2013 (1)

Gross profit - GAAP	$184,157	$168,355
Share-based compensation expense	538	577
Amortization of other intangible assets	550	2,578
Gross profit - Non-GAAP	$185,245	$171,510

Gross margin - GAAP	38.1%	35.2%
Gross margin - Non-GAAP	38.3%	35.9%

Operating expenses - GAAP	$158,690	$168,308
Less: Share-based compensation expense	6,400	3,813
Amortization of other intangible assets	2,232	2,686
Restructuring charges, net	—	2,334
One time special charge	8,700	—
Operating expenses - Non-GAAP	$141,358	$159,475

% of net sales - GAAP	32.8%	35.2%
% of net sales - Non - GAAP	29.2%	33.4%

Operating expenses - GAAP	$158,690	$168,308
Less: Restructuring charges, net	—	2,334
Operating expenses excluding restructuring charges - Non-GAAP	$158,690	$165,974

Operating income - GAAP	$25,467	$47
Share-based compensation expense	6,938	4,390
Amortization of other intangible assets	2,782	5,264
Restructuring charges, net	—	2,334
One time special charge	8,700	—
Operating income - Non - GAAP	$43,887	$12,035

% of net sales - GAAP	5.3%	0.0%
% of net sales - Non - GAAP	9.1%	2.5%

Net income - GAAP	$22,032	$1,043
Share-based compensation expense	6,938	4,390
Amortization of other intangible assets	2,782	5,264
Restructuring charges, net	—	2,334
One time special charge	8,700	—
Investment impairment, net	—	370
Benefit from (provision for) income taxes	(2,204)	(2,730)
Net income - Non - GAAP	38,248	10,671

Net income per share:
Diluted - GAAP	$0.13	$0.01
Diluted - Non - GAAP	$0.23	$0.07

Shares used to compute net income per share:
Diluted - GAAP	165,833	160,281
Diluted - Non-GAAP	165,833	160,281

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

The following financial statements and supplemental information may be subject to potentially material adjustment.

SHARE BASED COMPENSATION EXPENSE

	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2014	2013

Share-based Compensation Expense
Cost of goods sold	$538	$577
Research and development	844	1,094
Marketing and selling	2,556	1,906
General and administrative	3,000	813
Income tax benefit	(1,184)	(875)
Total share-based compensation expense after income taxes	$5,754	$3,515

(1)  NOTE: Based on the Audit Committee’s investigation and related additional work associated with the Company’s Fiscal Year 2014 Annual Report on Form 10-K, the preliminary results for the first quarter of Fiscal Year 2015 and the results for the corresponding period of Fiscal Year 2014 contained in these prepared remarks may be subject to potentially material adjustment.

(2)  NOTE: The financial information for the first quarter of Fiscal Year 2015 is preliminary, was compiled by the Company and has not yet been reviewed by the Company’s independent registered public accounting firm. The financial information for the first quarter of Fiscal Year 2015 may be subject to potentially material adjustment depending on the outcome of the Audit Committee’s investigation as well as changes in reserves and estimates resulting from subsequent events and other information available through the filing date of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

(A)       Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the three months ended June 30, 2014, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring and restructuring-related charges. These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. Our restructuring initiatives also resulted in other costs related to restructurings not qualifying for inclusion in restructuring charges. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.